Exhibit 10.1

Burlington Stores, Inc.

2013 Omnibus Incentive Plan

Restricted Stock Unit Award Notice for Non-Employee Directors

[Name of Holder]

You have been awarded a restricted stock unit award with respect to shares of common stock of Burlington Stores, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (together with this Award Notice, the “Agreement”).  The Restricted Stock Unit Award Agreement is attached hereto.  Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Stock Units:	You have been awarded a restricted stock unit award with respect to [_______] shares of Common Stock, par value $0.0001 per share (“Common Stock”), subject to adjustment as provided in the Plan.

Grant Date:	[____________________, _____]
Vesting Schedule:

Except as otherwise provided in the Plan or the Agreement, the Award shall vest on the one-year anniversary of the Grant Date (the “Vesting Date”), if, and only if, you are, and have been, continuously serving as a member of the Board from the date of this Agreement through and including the Vesting Date.

          BURLINGTON STORES, INC.

By: ______________________________

      Name:

          Title:

Acknowledgment, Acceptance and Agreement:

I hereby accept the restricted stock units granted to me and acknowledge and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

__________________________________

Holder Name

__________________________________                          Date_______________________________

Signature

Burlington Stores, Inc.

2013 Omnibus Incentive Plan

Restricted Stock Unit Award Agreement For Non-Employee Directors

Burlington Stores, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”) set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Award Notice, the Plan and this agreement (the “Agreement”).  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.Award Subject to Acceptance of Agreement.  The Award shall be null and void unless Holder electronically accepts this Agreement within Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect (or, if permitted by the Company, accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company).

2.Rights as a Stockholder.  Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and Holder becomes a stockholder of record with respect to such shares.

3.Restriction Period and Vesting.

3.1.Service-Based Vesting Conditions.  Subject to the remainder of this Section 3, the Common Stock shall vest pursuant to the terms of this Agreement and the Plan in accordance with the Vesting Schedule set forth in the Award Notice.  The period of time prior to full vesting shall be referred to herein as the “Restriction Period.”

3.2.Termination of Service.

(a)Termination Prior to Expiration of Restriction Period due to Death.  If Holder’s service on the Board terminates prior to the end of the Restriction Period by reason of Holder’s death, then 100% of the Award shall vest as of the date of such cessation of service.

(b)Termination Prior to Expiration of Restriction Period due to Retirement.  If Holder’s service on the Board terminates prior to the end of the Restriction Period by reason of Holder’s retirement, Holder shall become vested as of the date of such cessation of service on a pro-rated basis, with such proration determined by multiplying the number of shares of Common Stock subject to the Award by a fraction, the numerator of which is the number of days that have occurred since the Grant Date through the date of the Holder’s cessation of service and the denominator of which is the total number of days between the Grant Date and the end of the Restriction Period; provided, however, if the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) occurring following the Grant Date occurs prior to the expiration of the Restriction Period and the Holder remains on the Board until such Annual Meeting and elects to not stand for re-election at such Annual Meeting, then 100% of the Award shall vest as of the date of such cessation of service.  The portion of the Award that does not vest pursuant to this Section 3.2(b) shall be forfeited by Holder and cancelled by the Company.

(c)Change in Control.  Following a Change in Control, vesting of the Award shall not accelerate by reason of such Change in Control; provided, however, that 100% of the Award shall vest if, following a Change in Control and during the Restriction Period, the Holder ceases to serve as a director.

(d)Other Termination of Service Events.  If the Holder’s service on the Board terminates for any other reason prior to the expiration of the Restriction Period (other than as provided in Sections 3.2(a) through 3.2(c) above), the Award shall automatically be forfeited (and shall not vest).

4.Issuance or Delivery of Shares.  Within 60 days after the Vesting Date (or, if earlier, Holder’s termination of service in accordance with Sections 3.2(a), 3.2(b) or 3.2(c)), the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Common Stock to Holder.  Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.  Prior to the issuance to Holder of the shares of Common Stock subject to the Award, Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.

5.Transfer Restrictions and Investment Representation.

5.1.Nontransferability of Award.  The Award may not be transferred by Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2.Investment Representation.  Holder hereby represents and covenants that (a) any sale of any share of Common Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) if requested by the Company, Holder shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation is true and correct as of the date of any sale of any such shares.  As a further condition precedent to the vesting of the Award and subject to Section 409A of the Code, Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

6.Additional Terms and Conditions of Award.

6.1.Adjustment.  In the event of a Section 4.2 Event, the adjustments provided for in Section 4.2(b) of the Plan shall be made to the number of shares of Common Stock subject to the Award hereunder.

6.2.Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Common Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.3.Award Confers No Rights to Continued Service.  In no event shall the granting of the Award or its acceptance by Holder, or any provision of the Agreement or the Plan, give or be deemed to give Holder any right to continued service on the Board.

6.4.Decisions of Committee.  The Committee shall have the right to resolve all questions which may arise in connection with the Award.  Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

6.5.Successors.   This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.6.Notices.  All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Burlington Stores, Inc., 2006 Route 130 North, Burlington, NJ 08016, Attention:  General Counsel, and if to Holder, to the last known mailing address of Holder contained in the records of the Company.  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.7.Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8.Agreement Subject to the Plan.  This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith.  In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control.  Holder hereby acknowledges receipt of a copy of the Plan.

6.9.Entire Agreement.  This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof, and may not be modified adversely to Holder’s interest except by means of a writing signed by the Company and Holder.  Notwithstanding the foregoing, Holder acknowledges that Holder is subject to Company policies relating to trading in the Company’s securities.

6.10.Amendment and Waiver.  The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect Holder’s rights under this Agreement shall be subject to the written consent of Holder.  No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.11.Counterparts.  The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

6.12.Compliance With Section 409A of the Code.  This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly. To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of service, the applicable shares of Common Stock shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code.

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